UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 2, 2009

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 2, 2009, PPL Corporation ("PPL" or the "Company") issued a press release announcing that its PPL Maine, LLC subsidiary had completed the previously announced sale of the majority of its hydroelectric generation business to Black Bear Hydro Partners, LLC, an affiliate of ArcLight Capital Partners, LLC, for approximately $81 million.  An additional $14 million of the total $95 million sale price will be payable to PPL upon completion of PPL's previously announced sale of three other hydroelectric facilities located in Maine to the Penobscot River Restoration Trust, which sale is pending receipt of certain state and federal regulatory approvals.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press release, dated November 2, 2009, announcing completion of the sale of PPL Maine, LLC hydroelectric assets to ArcLight Capital Partners, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President and Chief Financial Officer

PPL ENERGY SUPPLY, LLC

By:	/s/ Paul A. Farr
Paul A. Farr Executive Vice President

Dated:  November 3, 2009